LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

KNOW ALL MEN BY THESE PRESENTS, that Wendy Shannon whose signature appears below constitutes and appoints Jon J. Eberle or Dwain C. Jorgensen, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any report filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority for such purpose), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                             /s/ Wendy Shannon
                                         _________________________________
                                         Wendy S. Shannon




STATE OF Minnesota

COUNTY OF  Olmsted



	On this 23rd day of April 2013, Wendy S. Shannon personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                         /s/ Cindy Hamlin
                                         Notary Public


                                         1/31/18
                                         _________________________________
                                         My Commission Expires: